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                                                              EXHIBIT 1(A)(3)(c)



                         SCHEDULE OF SALES COMMISSIONS



Agents are compensated for sales of this Policy on a commission and service fee basis. The compensation is calculated as a percentage of premium paid up to the Commissionable Target Premium (a target amount used only to determine commission payments), plus a percentage of premium paid in excess of Commissionable Target Premium. The schedule of percentage is as follows:


Percent of Premium up to Commissionable Target Premium:



Policy Year                       Commission                Service Fee
-----------                       ----------                -----------
       1                                 50%
       2-4                                                       4.0%
       5                                                         4.0%
       6-10                                                      4.0%
       11+                                                       1.5%




Percent of Premium in excess of Commissionable Target Premium:

Policy Year                       Commission                Service Fee
-----------                       ----------                -----------
       1                                 3%
       2-4                                                       3.0%
       5                                                         3.0%
       6-10                                                      3.0%
       11+                                                       1.5%




INCREASES IN FACE AMOUNT:
  Duration of Increase                             Commission Percent
-------------------------                          ------------------
                 1-5                                        46.0%
                 6-10                                       46.0%
                 11+                                        48.5%



INTERNAL REPLACEMENTS:



       After the Commissionable Target Premium has been reduced (for coverage amounts less than or equal to the amount of coverage on policy(ies) being rolled into VUL) the rate applied to premium up to Commissionable Target Premium for the agent's commission should be 50%.



TERM CONVERSIONS (AFTER ISSUE):



       Regular commissions are generated on the term conversion credit and then charged back to the agents at 50%.



       There are no changes to General Agent compensation or SFYC.



       All documents and systems should be changed immediately to reflect these revisions.